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EXHIBIT 1O.1 (a)




                      HARRY P. DiADAMO, JR. EMPLOYMENT AGREEMENT


          AGREEMENT, dated as of December 3, 1985, between Derby Savings Bank, a Connecticut-chartered savings bank located in Derby, Connecticut, (the "Bank") and Harry P. DiAdamo, Jr., of Orange, Connecticut (the "Employee").

          WHEREAS, the Employee is currently serving as President (Chief Executive Officer) and Treasurer of the Bank;

          WHEREAS, the Board of Directors of the Bank has approved and authorized the entry into this Agreement with the Employee;

          WHEREAS, this Agreement shall supercede the existing employment agreement, dated December 21, 1984, between the Bank and the Employee;

          WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationships of the Employee with the Bank.

          NOW, THEREFORE, it is AGREED as follows:

          1. EMPLOYMENT. The Employee is employed as President (Chief Executive Officer and Treasurer of the Bank from the date hereof through the term of this Agreement. As the Chief Executive Officer of the Bank, the Employee shall render executive, policy, and other management services to the Bank of the type customarily performed by persons serving in similar executive officer capacities with savings banks. The Employee shall also perform such duties as the Board of Directors of the Bank may from time to time reasonably direct. During the term of this Agreement, there shall be no material increase or decrease in the duties and responsibilities of the Employee otherwise than as provided herein, unless the parties otherwise agree in writing. During the term of this Agreement, the Employee shall not be required to relocate outside of New Haven County in order to perform the services hereunder.

          2. COMPENSATION. The Bank agrees to pay the Employee during the term of this Agreement a salary as follows: from the date hereof through December 31, 1985, a salary at an annual rate equal to $95,000, with the salary to be increased on January 1 of each year during the term of this Agreement as determined by the Board of Directors of the Bank, but not less than by 6% over the prior year's salary. In determining salary increases, the Board of Directors of the

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Bank shall compensate the Employee for increases in the cost of living and may also provide for performance or merit increases. The salary of the Employee shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless the Employee otherwise agrees in writing. Participation in deferred compensation, discretionary bonus, retirement, and other employee benefit plans and in fringe benefits shall not reduce the salary payable to the Employee under this Section 2. The salary under this Section 2 shall be payable to the Employee not less frequently than bi-weekly.

          3. DISCRETIONARY BONUSES. During the term of this Agreement, the Employee shall be entitled to participate in an equitable manner with all other executive employees of the Bank in such discretionary bonuses as may be authorized, declared, and paid by the Board of Directors of the Bank to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Board of Directors.

          4.   PARTICIPATION IN RETIREMENT AND EMPLOYEE BENEFIT
PLANS; FRINGE  BENEFITS.

          (a) The Employee shall be entitled to participate in any plan of the Bank and its parent relating to stock options, stock purchases, pension, thrift, profit sharing, group life insurance, medical coverage, education, or other retirement or employee benefits that the Bank has adopted or may adopt for the benefit of its executive employees. The Bank intends to adopt a Stock Option Plan in connection with the conversion to stock form. If such Stock Option Plan is adopted and the Employee is not granted options (intended to qualify as incentive stock options) in December 1985 to purchase shares of common stock with a fair market value of $150,000 and in January 1986 to purchase shares of common stock with a fair market value of $100,000, the Bank will pay to the Employee compensation equal to the fair market value of such options, taking into account the tax benefits to the Employee of the receipt of incentive stock options.

          (b) The Employee shall also be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Bank's executive employees, including the payment of reasonable expenses for attending seminars and educational programs relating to the Bank's business and attending annual and periodic meetings of trade associations or conventions (including the associated expenses

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of his spouse), as well as any other benefits which are commensurate with the duties and responsibilities to be performed by the Employee under this Agreement.

          (c) The Employee shall also have an expense account in the amount of $7,500 per year, commencing on January 1 of each year, against which he may draw to meet expenses which he has incurred in connection with his services hereunder.

          (d) The Bank shall provide the Employee with the use of an automobile and shall pay directly, or by promptly reimbursing the Employee, all costs incident to such use, including gas, oil, repair and maintenance.

          (e) The Bank shall continue to pay the premiums on a certain whole life insurance policy in the face amount of $125,000 owned by the Employee. The annual premiums are approximately $1750.

          (f) The Bank shall continue to pay the premiums on disability insurance policies with Aetna Insurance Company and Federal Home Life Insurance Company which presently cover the Employee.

          5. TERM. The initial term of employment under this Agreement shall be from the date hereof through December 31, 1989. This Agreement shall be automatically renewed for one additional year on December 31, 1986 and on each December 31 thereafter, unless either the Employee or the Bank gives contrary written notice to the other party hereto prior to such anniversary date. Each initial term and all such renewed terms are collectively referred to herein as the term of this Agreement.

          6. STANDARDS. The Employee shall perform the Employee's duties and responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Board of Directors of the Bank. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the savings bank industry.

          7. VOLUNTARY ABSENCES; VACATIONS. The Employee shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board of Directors of the Bank otherwise approves. The Employee shall be entitled to an annual paid vacation of at

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least four weeks per year or such longer period as the Board of Directors of the
Bank may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall be entitled to receive cash compensation in lieu of two weeks of paid vacation per year. He shall not be entitled to receive any additional compensation from the Bank on account of failure to take the remaining two weeks of paid vacation.

          8.   TERMINATION OF EMPLOYMENT.

               (a) (i) The Board of Directors of the Bank may terminate the Employee's employment at any time, but any termination by the Board of Directors other than termination for cause shall not prejudice the Employee's right to compensation or other benefits under this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause. The term "termination for cause" shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings bank industry; PROVIDED, that it shall be the Bank's burden to prove the alleged acts and omissions and the prevailing nature of the standards the Bank shall have alleged are violated by such acts and/or omissions.

                    (ii) The parties acknowledge and agree that damages which will result to Employee for termination without cause shall be extremely difficult or impossible to establish or prove, and agree that, unless the termination is for cause, the Bank shall be obligated, concurrently with such termination, to make a lump sum cash payment to the Employee as liquidated damages of an amount equal to the Employee's then current salary under Section 2 of this Agreement calculated for a period equal to the remaining term of this Agreement; provided, however, that if the termination of employment occurs in connection with or as a result of a "change in control," as defined in Section 9(b) hereof, the amount payable to the Employee under this Section 8(a)(ii) shall not exceed the amount that will be payable under Section 9(a) as limited by Section 9(c). Employee agrees that, except for such other payments and benefits to which the Employee may be entitled as expressly provided by the terms of this Agreement, such

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liquidated damages shall be in lieu of all other claims which Employee may make by reason of such termination. Such payment to the Employee shall be made on or before the Employee's last day of employment with the Bank. The liquidated damages amount shall not be reduced by any compensation which the Employee may receive for other employment with another employer after termination of employment with the Bank.

                    (iii) In addition to the liquidated damages above described that are payable to the Employee for termination without cause or in the event of any termination subject to Section 9 hereof, the Employee shall also be entitled to have all vested retirement or employee benefits and then existing fringe benefits of the type referred to in Section 4 hereof continue for the remaining term of this Agreement, except as otherwise required by law or provided in the related retirement or other employee benefit plans or agreements; PROVIDED, that, upon such termination or at the earliest date thereafter which shall be permitted by applicable law, the Bank shall pay all amounts necessary to fully fund as to the Employee, each and every pension, retirement, profit-sharing, or other similar plan or fringe benefit as provided above; and, PROVIDED further, that all insurance or other provisions for indemnification, defense or hold-harmless of officers or directors of the Bank which are in effect on the date the notice of termination is sent to the Employee shall continue for the benefit of the Employee with respect to all acts and omissions while serving as an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action which may be applicable to such acts or omissions.

               (b) The Employee shall have no right to terminate employment under this Agreement prior to the end of the term of this Agreement, unless such termination is approved by the Board of Directors of the Bank or is in connection with or within two years after a change in control (as defined in Section 9(b) hereof) of the Bank. In the event that the Employee violates this Provision, the Bank shall be entitled, in addition to its other legal remedies, to enjoin the employment of the Employee with any significant competitor of the Bank for a period of one year or the remaining term of this Agreement plus six months, whichever is less. The term "significant competitor" shall mean any commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which at the date of its employment of the Employee has total consolidated assets, or a loan servicing portfolio,

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of $150 million or more and an office within thirty miles of any office of the
Bank.

               (c) In the event the employment of the Employee is terminated by the Bank without cause under Section 8(a) hereof or the Employee's employment is terminated voluntarily or involuntarily in accordance with Section 9 hereof and the Bank fails to make timely payment of the amounts then owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by the WALL STREET JOURNAL), compounded monthly, for the period from the date of employment termination until payment is made to the Employee. Such reimbursement and interest shall be in addition to all rights which the Employee is otherwise entitled to under this Agreement.

                    (iv) Notwithstanding any other provision in this Agreement, the Bank may terminate or suspend this Agreement and the employment of the Employee hereunder to the extent required by the saving bank law of the State of Connecticut, by applicable federal law relating to deposit insurance or by regulations or orders issued by the Banking Commissioner of the State of Connecticut or the Federal Deposit Insurance Corporation.

          9.   CHANGE IN CONTROL.

               (a) If during the term of this Agreement there is a change in control of the Bank, the Employee shall be entitled to receive as a severance payment for services previously rendered to the Bank a lump sum cash payment as provided for herein (subject to Section 9(c) below) in the event the Employee's employment is terminated, voluntarily or involuntarily, in connection with or within two years after the change in control of the Bank. Subject to Section 9(c) below, the amount of this payment shall equal three times the Employee's average annual compensation which was payable by the Bank and was includible in the Employee's gross income for federal income tax purposes with respect to the five most recent taxable years of the Bank ending prior to such change in control of the Bank (or such portion of such period during which the Employee was a full-time employee of the Bank), less one dollar. Payment under this
Section 9(a) shall be in lieu of any amount owed to the Employee as liquidated damages for

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termination without cause under Sections 8(a)(i) and (ii) hereof.  However, payment under this Section 9(a) shall not be reduced by any compensation which the Employee may receive from other employment with another employer after termination of the Employee's employment with the Bank. In addition, Section 8(a)(iii) shall apply in the case of any termination of employment within the scope of this Section 9(a).

               (b) A "change in control," for purposes of this Agreement, shall be deemed to have taken place if: (i) any person becomes the beneficial owner of 20 percent or more of the total number of voting shares of the Bank; (ii) any person becomes the beneficial owner of 10 percent or more, but less than 20 percent of the total number of voting shares of the Bank, if the Board of Directors of the Bank has made a determination that such beneficial ownership constitutes or will constitute control of the Bank; (iii) any person (other than the persons named as proxies solicited on behalf of the Board of Directors of the Bank) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of the Bank, for 25 percent or more of the total number of voting shares of the Bank; (iv) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 20 percent or more of the total number of voting shares of the Bank, whether or not the requisite regulatory approval for such acquisition has been received; or (v) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Bank before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Bank or any successor institution. For purposes of this Section 9(b), a "person" includes an individual, corporation, partnership, trust or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

               (c) Not withstanding any other provisions of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into between the Employee and the Bank, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 9(c) (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Bank for the direct or indirect provision of compensation to the Employee (including groups or classes of participants or beneficiaries

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of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a "Benefit Plan"), the Employee shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Employee under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to the Employee under this Agreement to be considered a "parachute payment" within the meaning of Section 28OG(b)(2) of the Internal Revenue Code of 1954, as amended (the "Code") (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Employee to be considered to have received a Parachute Payment under this Agreement, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be deemed to be a Parachute Payment.

          10. DISABILITY. If the Employee shall become disabled or incapacitated to the extent that the Employee is unable to perform the Employee's duties and responsibilities hereunder, the Employee shall be entitled to receive disability benefits of the type provided for other executive employees of the Bank.

          11. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Employee all rights to receive payments hereunder shall become rights of the Employee's estate.

          12. OTHER CONTRACTS. The Employee shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary of the Bank, except with the prior approval of the Board of Directors of the Bank.

          13. AMENDMENTS OR ADDITIONS; ACTION BY BOARD OF DIRECTORS. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by a two-thirds affirmative vote of the full Board of Directors of the Bank shall be required in order for the Bank to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this

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Agreement including any termination of employment with or without cause under
Section B(a) hereof.

          14. SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

          15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          16. GOVERNING LAW, This Agreement shall be governed by the laws of the State of Connecticut.

                                        DERBY SAVINGS BANK

ATTEST:  /S/ JANET B. WILLIAMS          BY:
         ---------------------               -------------------------
         Asst. (Secretary)                       Chairman

                                             /S/ HARRY P. DiADAMO, JR.
                                             -------------------------
                                                 HARRY P. DiADAMO, JR.


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                          AMENDMENT TO EMPLOYMENT AGREEMENT


          This Amendment to Employment Agreement (this "Amendment") is made as of August 31, 1987 between DERBY SAVINGS BANK (the "Bank") and Harry P. DiAdamo, Jr. (the "Employee").

          WHEREAS, the Employee is presently serving as President, Chief Executive Officer and Treasurer of the Bank pursuant to that certain Employment Agreement dated as of December 3, 1985 (the "Agreement") between the Employee and the Bank;

          WHEREAS, effective August 31, 1987 the Bank became a wholly-owned subsidiary of DS Bancor, Inc. ("Bancor");

          WHEREAS, the Employee is also presently serving as President and Chief Executive officer of Bancor;

          WHEREAS, the parties hereto desire to make clarifying amendments to the Agreement to reflects the holding company formation and the acquisition of the Bank by Bancor; and

          WHEREAS, the Boards of Directors of Bancor and the Bank have approved and authorized the entry of Bancor and the Bank into this Amendment;

          NOW, THEREFORE, it is AGREED as follows:

          1. Section 1 of the Agreement is amended in its entirety to read as follows:

               1. EMPLOYMENT. The Employee is employed as President (Chief Executive Officer) and Treasurer of the Bank from the date hereof through the term of this Agreement. Effective as of August 31, 1987, the Employee is also employed as President (Chief Executive Officer) of DS Bancor, Inc. ("Bancor"). Bancor and the Bank are sometimes referred to herein collectively and individually as the "Employers." As the Chief Executive Officer of the Employers, the Employee shall render executive, policy, and other management services to the Employers of the type customarily performed by persons serving in similar executive officer capacities with savings banks and holding companies thereof.